Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-226842, Form S-3 No. 333-225712, Form S-1 No. 333-225713, Form S-1 No. 333-221433, Form S-8 No. 333-215026 and Form S-8 No. 333-225710) of our report dated March 16, 2020, of SenesTech, Inc. relating to the audits of the financial statements for the periods ending December 31, 2019 and 2018, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 16, 2020